Exhibit 99.1

Groupon Announces Second Quarter 2016 Results

Adds nearly 1.1 million new customers and accelerates Local billings growth to 9% in North America; increases full-year outlook

•	Gross billings of $1.49 billion

•	Revenue of $756.0 million

•	Net Loss of $51.7 million

•	Adjusted EBITDA of $34.0 million

•	GAAP loss per share of $0.10; non-GAAP loss per share of $0.01

•	Operating Cash Flow of $112.1 million for the trailing twelve month period; Free Cash Flow of $32.5 million for the trailing twelve month period

•	Fiscal year 2016 revenue guidance of $3.0 billion to $3.1 billion and 2016 Adjusted EBITDA guidance of $140.0 million to $165.0 million

CHICAGO - (BUSINESS WIRE) - July 27, 2016 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended June 30, 2016.

“We continued to see strong traction in customer acquisition as we added more than 1 million new customers -- the most in more than two years,” said CEO Rich Williams. “We’re excited with the progress of our marketing programs to date and their effectiveness in introducing millions more people to our marketplace.”

Second Quarter 2016 Summary

•
Gross Billings were $1.49 billion in the second quarter 2016, down 2% from $1.53 billion in the second quarter 2015, with no significant impact of changes in foreign exchange rates. Our gross billings were impacted by dispositions and country exits in connection with our restructuring. On a same-country basis, gross billings increased 1% year-over-year. North America gross billings increased 8%, reflecting the early contribution of new active customer cohorts, while EMEA declined by 12% and Rest of World declined by 27%. Excluding the impact of changes in foreign exchange rates, Rest of World declined 21%, and there was no significant impact to North America or EMEA. Gross billings reflect the total dollar value of customer purchases of goods and services.

•
Revenue was $756.0 million in the second quarter 2016, compared with $738.4 million in the second quarter 2015. Revenue increased 2% globally, or 3% excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter. North America revenue increased 7%, EMEA declined 3% and Rest of World declined 23%. Excluding the impact of changes in foreign exchange rates, Rest of World declined 14%, and there was no significant impact to North America and EMEA.

•
Gross profit was $333.6 million in the second quarter 2016, compared with $337.0 million in the second quarter 2015. Gross profit declined 1% globally, but was flat excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter.

•	Net loss from continuing operations was $51.7 million in the second quarter 2016, compared with $15.3 in the second quarter 2015.

•
Adjusted EBITDA, a non-GAAP performance measure, was $34.0 million in the second quarter 2016, compared with $61.1 million in the second quarter 2015, reflecting our investments in customer acquisition marketing.

•	Net loss attributable to common stockholders was $54.9 million, or $0.10 per share. Non-GAAP net loss attributable to common stockholders was $6.8 million, or $0.01 per share.

•
Global units declined 4% year-over-year to 51 million, primarily driven by country exits and our restructuring efforts in international segments. Units in North America increased 6%, EMEA units declined 8%, and Rest of World units declined 30%. Units are defined as vouchers and products sold before cancellations and refunds.

•
Operating cash flow for the trailing twelve months ended June 30, 2016 was $112.1 million. Free cash flow, a non-GAAP liquidity measure, was negative $70.4 million in the second quarter 2016, bringing free cash flow for the trailing twelve months ended June 30, 2016 to $32.5 million, which reflects the adverse cash flow impact of restructuring charges, country exits, and funding of a litigation settlement during the quarter.

•	Cash and cash equivalents as of June 30, 2016 was $780.1 million, and we had no outstanding borrowings under our revolving credit facility.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled “Non-GAAP Financial Measures” and in the accompanying tables.

Highlights

•
North America Local Billings grew 9% year-over-year. North America Local Billings accelerated to 9% year-over-year growth as we began to see the contribution of new customer cohorts acquired from our marketing investments and initiatives.

•
North America accelerated customer growth with nearly 1.1 million incremental active customers. Customer acquisition marketing yielded an incremental 1.1 million active customers in North America, as compared with the prior quarter, which is the highest acquisition in over two years. North America had 27.9 million active customers as of June 30, 2016. Active customers represent unique customer accounts that have purchased a voucher or product within the last twelve months.

•
North America gross profit grew 10% year-over-year. North America gross profit grew 10% year-over-year to $217.2 million for a third consecutive quarter of double digit year-over-year growth as gross margin increased to 22.5% of gross billings, an increase of 60 basis points year over year.

•
Shopping Gross Margins increased year-over-year in all segments for a third consecutive quarter. Shopping gross margins of 13.4% increased 240 basis points year-over-year with increases of 280 basis points in North America, 200 basis points in EMEA, and 110 basis points in Rest of World. This represents a third consecutive quarter of margin expansion year-over-year driven by our initiatives to de-emphasize low margin offerings and improve efficiency in our logistics operations.

•
SG&A declined $11.6 million on solid execution of operational streamlining initiatives. SG&A in international segments declined by $20.9 million year over year as we continue to execute on our restructuring plan and scale regional shared service centers, which we expect to not only improve our customer service but also create greater operating leverage over time.

Share Repurchase
During the second quarter 2016, Groupon repurchased 6,796,170 shares of its Class A common stock for an aggregate purchase price of $24.4 million. Up to $269.3 million of Class A common stock was available for repurchase under Groupon’s share repurchase program as of June 30, 2016. The timing and amount of any share repurchases are determined based on market conditions, share price and other factors, and the program may be discontinued or suspended at any time.

Outlook
Groupon’s outlook for 2016 reflects current foreign exchange rates, as well as expected marketing investments, stabilizing trends in Shopping, and cost benefits associated with our streamlining initiatives. We are updating our revenue guidance to between $3.00 and $3.10 billion for the full year, and we are increasing our expected 2016 Adjusted EBITDA range to between $140.0 million and $165.0 million.

Conference Call
A conference call will be webcast live today at 4:00 p.m. CDT / 5:00 p.m. EDT, and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations site (investor.groupon.com) and its blog (https://www.groupon.com/blog) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided the following non-GAAP financial measures in this release and the accompanying tables: foreign exchange rate neutral operating results, adjusted EBITDA, non-GAAP net income attributable to common stockholders, non-GAAP earnings per share and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding Groupon's current financial performance and its prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Interest and Other Non-Operating Items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, interest income and interest expense, including non-cash interest expense from our convertible senior notes. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.

Items That Are Unusual in Nature or Infrequently Occurring. During the three months ended June 30, 2016, items that we believe to be unusual in nature or infrequently occurring were gains from business dispositions and charges related to our restructuring plan. We exclude items that are unusual in nature or infrequently occurring because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical results.

Income Tax Effect of Items Excluded from Non-GAAP Financial Measures. We determine the income tax effect of items excluded from our measures of non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share by performing a tax provision calculation using pre-tax income (loss) amounts that have been adjusted to exclude those items in the respective jurisdictions to which they relate. The difference between the income tax expense (benefit) determined on that basis and our reported income tax expense (benefit) represents the income tax effect of the excluded items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior-year period. We present foreign exchange rate neutral information to facilitate comparisons to our historical operating results.

Adjusted EBITDA is a non-GAAP performance measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net, and items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating performance in the same manner as our management and Board of Directors.
Non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share are non-GAAP performance measures that adjust our net income (loss) attributable to common stockholders and earnings (loss) per share to exclude the impact of:

•	stock-based compensation,

•	amortization of acquired intangible assets,

•	acquisition-related expense (benefit), net,

•	gains on business dispositions,

•	non-cash interest expense on convertible senior notes,

•	items that are unusual in nature or infrequently occurring,

•
non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative translation adjustments to earnings as a result of business dispositions or country exits,

•	non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,

•	income (loss) from discontinued operations, and

•	the income tax effect of those items.

We believe that excluding the above items from our measures of non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events, or are otherwise not indicative of the core operating performance of our ongoing business.
Free cash flow is a non-GAAP liquidity measure that comprises net cash provided by (used in) operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal-use, and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The words "may," will," should," "could," "expect," anticipate," "believe," "estimate," intend," "continue" and other similar expressions are intended to identify forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy, including our strategy to grow our local marketplaces, marketing strategy and spend and the productivity of those marketing investments and the impact of our shift away from lower margin products in our Goods category; effectively dealing with challenges arising from our international operations, including fluctuations in currency exchange rates and any potential adverse impact from the United Kingdom’s likely exit from the European Union; retaining existing customers and adding new customers, including as we increase our marketing spend and shift away from lower margin products in our Goods category; retaining and adding high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; product liability claims; managing inventory and order fulfillment risks; integrating our technology platforms; litigation; managing refund risks; retaining, attracting and integrating members of our executive team; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; tax liabilities; tax legislation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; classification of our independent contractors; maintaining our information technology infrastructure; protecting our intellectual property; maintaining a strong brand; seasonality; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; the impact of our ongoing strategic review and any potential strategic alternatives we may choose to pursue; our senior convertible notes; and our ability to realize the anticipated benefits from the hedge and warrant transactions. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Report on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 and our other filings with the Securities and Exchange Commission, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of July 27, 2016. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon
Groupon (NASDAQ: GRPN) is building the daily habit in local commerce, offering a vast mobile and online marketplace where people discover and save on amazing things to do, see, eat and buy. By enabling real-time commerce across local businesses, travel destinations, consumer products and live events, shoppers can find the best a city has to offer.

Groupon is redefining how small businesses attract and retain customers by providing them with customizable and scalable marketing tools and services to profitably grow their businesses.

To download Groupon's top-rated mobile apps, visit www.groupon.com/mobile. To search for great deals or subscribe to Groupon emails, visit www.groupon.com. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.groupon.com/merchant.

Contacts:
Investor Relations                    Public Relations
Tom Grant                        Bill Roberts
312-999-3098                312-459-5191
ir@groupon

Groupon, Inc..
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

The financial results of Ticket Monster are presented as discontinued operations in the accompanying condensed consolidated financial statements and tables for the three and six months ended June 30, 2015. All prior period financial information and operational metrics have been retrospectively adjusted to reflect this presentation.

	Three Months Ended June 30,		Y/Y % Growth	FX Effect(2)	Y/Y % Growth excluding FX(2)	Six Months Ended June 30,		Y/Y % Growth	FX Effect(2)	Y/Y % Growth excluding FX(2)
	2016	2015				2016	2015
Gross Billings(1):
North America	$966,254	$896,256	7.8%	$(394)	7.9%	$1,903,328	$1,790,233	6.3%	$(1,102)	6.4%
EMEA	381,309	433,536	(12.0)	897	(12.3)	773,536	892,725	(13.4)	(12,224)	(12.0)
Rest of World	145,319	199,221	(27.1)	(11,953)	(21.1)	288,028	398,056	(27.6)	(33,826)	(19.1)
Consolidated gross billings	$1,492,882	$1,529,013	(2.4)%	$(11,450)	(1.6)%	$2,964,892	$3,081,014	(3.8)%	$(47,152)	(2.2)%

Revenue:
North America	$516,922	$481,282	7.4%	$(110)	7.4%	$1,017,735	$961,164	5.9%	$(264)	5.9%
EMEA	198,305	204,047	(2.8)	1,362	(3.5)	387,275	420,267	(7.9)	(4,908)	(6.7)
Rest of World	40,803	53,066	(23.1)	(4,898)	(13.9)	82,991	107,320	(22.7)	(12,600)	(10.9)
Consolidated revenue	$756,030	$738,395	2.4%	$(3,646)	2.9%	$1,488,001	$1,488,751	(0.1)%	$(17,772)	1.1%

Income (loss) from operations	$(43,169)	$(9,226)	(367.9)%	$(213)	(365.6)%	$(90,502)	$(3,931)	(2,202.3)%	$(443)	(2,191.0)%
Income (loss) from continuing operations	$(51,731)	$(15,267)				$(97,327)	$(32,006)
Income (loss) from discontinued operations, net of tax	$—	$127,179				$—	$133,463
Net income (loss) attributable to Groupon, Inc.	$(54,904)	$109,084				$(104,023)	$94,811

Basic net income (loss) per share:
Continuing operations	$(0.10)	$(0.03)				$(0.18)	$(0.06)
Discontinued operations	—	0.19				—	0.20
Basic net income (loss) per share	$(0.10)	$0.16				$(0.18)	$0.14

Diluted net income (loss) per share:
Continuing operations	$(0.10)	$(0.03)				$(0.18)	$(0.06)
Discontinued operations	—	0.19				—	0.20
Diluted net income (loss) per share	$(0.10)	$0.16				$(0.18)	$0.14

Weighted average number of shares outstanding
Basic	576,903,004	671,630,169				579,827,341	674,006,553
Diluted	576,903,004	671,630,169				579,827,341	674,006,553

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Represents the change in financial measures that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three and six months ended June 30, 2015.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015 (1)
Operating activities
Net income (loss)	$(51,731)	$111,912	$(97,327)	$101,457
Less: Income (loss) from discontinued operations, net of tax	—	127,179	—	133,463
Income (loss) from continuing operations	(51,731)	(15,267)	(97,327)	(32,006)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	29,709	27,500	59,852	53,766
Amortization of acquired intangible assets	4,581	3,872	9,235	9,806
Stock-based compensation	37,552	38,485	68,308	73,629
Restructuring-related long-lived asset impairments	—	—	45	—
Gains on business dispositions	(9,339)	—	(9,339)	—
Deferred income taxes	(2,838)	(72)	(5,148)	(50)
(Gain) loss, net from changes in fair value of contingent consideration	850	(424)	4,292	(703)
(Gain) loss from changes in fair value of investments	4,607	(450)	5,707	(450)
Amortization of debt discount on convertible senior notes	2,396	—	2,396	—
Change in assets and liabilities, net of acquisitions:
Restricted cash	(1,198)	(82)	(693)	3,163
Accounts receivable	4,428	(1,381)	1,205	(10,282)
Prepaid expenses and other current assets	(54,468)	(3,934)	(33,528)	(6,447)
Accounts payable	(4,307)	(8,559)	(7,157)	(6,315)
Accrued merchant and supplier payables	(13,037)	(33,499)	(125,462)	(50,533)
Accrued expenses and other current liabilities	(6,913)	8,515	3,935	6,045
Other, net	5,698	(1,379)	(7,056)	17,309
Net cash provided by (used in) operating activities from continuing operations	(54,010)	13,325	(130,735)	56,932
Net cash provided by (used in) operating activities from discontinued operations	—	6,982	—	(17,373)
Net cash provided by (used in) operating activities	(54,010)	20,307	(130,735)	39,559

Net cash provided by (used in) investing activities from continuing operations	(18,853)	(28,541)	(39,631)	(47,984)
Net cash provided by (used in) investing activities from discontinued operations	—	245,094	—	244,470
Net cash provided by (used in) investing activities	(18,853)	216,553	(39,631)	196,486

Net cash provided by (used in) financing activities	169,225	(141,557)	91,210	(177,395)

Effect of exchange rate changes on cash and cash equivalents, including cash classified within current assets held for sale	(4,742)	9,784	5,926	(20,415)
Net increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	91,620	105,087	(73,230)	38,235
Less: Net increase (decrease) in cash classified within current assets held for sale	—	(29,557)	—	(55,279)
Net increase (decrease) in cash and cash equivalents	91,620	134,644	(73,230)	93,514
Cash and cash equivalents, beginning of period	688,512	975,504	853,362	1,016,634
Cash and cash equivalents, end of period	$780,132	$1,110,148	$780,132	$1,110,148

(1)
The Company adopted the guidance in Accounting Standards Update ("ASU") 2016-09, Compensation - Stock Compensation (Topic 718) - Improvements to Employee Share-Based Payment Accounting, on January 1, 2016. ASU 2016-09 requires that all income tax-related cash flows resulting from share-based payments be reported as operating activities in the statement of cash flows. Previously, income tax benefits at settlement of an award were reported as a reduction to operating cash flows and an increase to financing cash flows to the extent that those benefits exceeded the income tax benefits reported in earnings during the award's vesting period. The Company has elected to apply that change in cash flow classification on a retrospective basis, which has resulted in increases of $3.3 million and $6.2 million to net cash provided by operating activities and corresponding increases to net cash used in financing activities in the condensed consolidated statement of cash flows for the three and six months ended June 30, 2015, respectively, as compared to the amounts previously reported.

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Third party and other	$318,129	$340,846	$652,697	$700,967
Direct	437,901	397,549	835,304	787,784
Total revenue	756,030	738,395	1,488,001	1,488,751
Cost of revenue:
Third party and other	43,800	47,545	90,581	99,242
Direct	378,642	353,843	724,504	705,096
Total cost of revenue	422,442	401,388	815,085	804,338
Gross profit	333,588	337,007	672,916	684,413
Operating expenses:
Marketing	91,993	57,007	181,758	109,540
Selling, general and administrative	277,168	288,721	558,156	578,568
Restructuring charges	16,085	—	28,529	—
Gains on business dispositions	(9,339)	—	(9,339)	—
Acquisition-related expense (benefit), net	850	505	4,314	236
Total operating expenses	376,757	346,233	763,418	688,344
Income (loss) from operations	(43,169)	(9,226)	(90,502)	(3,931)
Other income (expense), net (1)	(10,761)	2,941	(7,275)	(16,986)
Income (loss) from continuing operations before provision (benefit) for income taxes	(53,930)	(6,285)	(97,777)	(20,917)
Provision (benefit) for income taxes	(2,199)	8,982	(450)	11,089
Income (loss) from continuing operations	(51,731)	(15,267)	(97,327)	(32,006)
Income (loss) from discontinued operations, net of tax	—	127,179	—	133,463
Net income (loss)	(51,731)	111,912	(97,327)	101,457
Net income attributable to noncontrolling interests	(3,173)	(2,828)	(6,696)	(6,646)
Net income (loss) attributable to Groupon, Inc.	$(54,904)	$109,084	$(104,023)	$94,811

Basic net income (loss) per share:
Continuing operations	$(0.10)	$(0.03)	$(0.18)	$(0.06)
Discontinued operations	—	0.19	—	0.20
Basic net income (loss) per share	$(0.10)	$0.16	$(0.18)	$0.14

Diluted net income (loss) per share:
Continuing operations	$(0.10)	$(0.03)	$(0.18)	$(0.06)
Discontinued operations	—	0.19	—	0.20
Diluted net income (loss) per share	$(0.10)	$0.16	$(0.18)	$0.14

Weighted average number of shares outstanding
Basic	576,903,004	671,630,169	579,827,341	674,006,553
Diluted	576,903,004	671,630,169	579,827,341	674,006,553

(1)
Other income (expense), net includes foreign currency gains (losses) of $(1.3 million) and $2.5 million for the three months ended June 30, 2016 and 2015, respectively, and gains (losses) of $5.1 million and $(17.0 million) for the six months ended June 30, 2016 and 2015, respectively.

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$780,132	$853,362
Accounts receivable, net	68,974	68,175
Prepaid expenses and other current assets	190,053	153,705
Total current assets	1,039,159	1,075,242
Property, equipment and software, net	184,742	198,897
Goodwill	289,289	287,332
Intangible assets, net	29,549	36,483
Investments (including $157,934 and $163,675 at June 30, 2016 and December 31, 2015, respectively, at fair value)	181,051	178,236
Deferred income taxes	4,219	3,454
Other non-current assets	23,433	16,620
Total Assets	$1,751,442	$1,796,264
Liabilities and Equity
Current liabilities:
Accounts payable	$17,573	$24,590
Accrued merchant and supplier payables	655,617	776,211
Accrued expenses and other current liabilities	403,932	402,724
Total current liabilities	1,077,122	1,203,525
Convertible senior notes, net	174,015	—
Deferred income taxes	6,941	8,612
Other non-current liabilities	124,051	113,540
Total Liabilities	1,382,129	1,325,677
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 726,864,414 shares issued and 572,780,079 shares outstanding at June 30, 2016 and 717,387,446 shares issued and 588,919,281 shares outstanding at December 31, 2015	73	72
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, no shares issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Additional paid-in capital	2,070,537	1,964,453
Treasury stock, at cost, 154,084,335 shares at June 30, 2016 and 128,468,165 shares at December 31, 2015	(732,901)	(645,041)
Accumulated deficit	(1,008,446)	(901,292)
Accumulated other comprehensive income (loss)	39,292	51,206
Total Groupon, Inc. Stockholders' Equity	368,555	469,398
Noncontrolling interests	758	1,189
Total Equity	369,313	470,587
Total Liabilities and Equity	$1,751,442	$1,796,264

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
North America
Gross billings (1)	$966,254	$896,256	$1,903,328	$1,790,233
Revenue	$516,922	$481,282	$1,017,735	$961,164
Segment cost of revenue and operating expenses (2)(3)	515,434	454,413	1,027,695	909,629
Segment operating income (loss) (2)	$1,488	$26,869	$(9,960)	$51,535
Segment operating income (loss) as a percent of segment gross billings	0.2%	3.0%	(0.5)%	2.9%
Segment operating income (loss) as a percent of segment revenue	0.3%	5.6%	(1.0)%	5.4%

EMEA
Gross billings (1)	$381,309	$433,536	$773,536	$892,725
Revenue	$198,305	$204,047	$387,275	$420,267
Segment cost of revenue and operating expenses (2)(3)	194,548	194,378	377,602	390,946
Segment operating income (loss) (2)	$3,757	$9,669	$9,673	$29,321
Segment operating income (loss) as a percent of segment gross billings	1.0%	2.2%	1.3%	3.3%
Segment operating income (loss) as a percent of segment revenue	1.9%	4.7%	2.5%	7.0%

Rest of World
Gross billings (1)	$145,319	$199,221	$288,028	$398,056
Revenue	$40,803	$53,066	$82,991	$107,320
Segment cost of revenue and operating expenses (2)(3)	50,989	59,858	100,963	118,260
Segment operating income (loss) (2)	$(10,186)	$(6,792)	$(17,972)	$(10,940)
Segment operating income (loss) as a percent of segment gross billings	(7.0)%	(3.4)%	(6.2)%	(2.7)%
Segment operating income (loss) as a percent of segment revenue	(25.0)%	(12.8)%	(21.7)%	(10.2)%

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related expense (benefit), net.

(3)
Segment cost of revenue and operating expenses for the three months ended June 30, 2016 includes restructuring charges of $2.8 million in North America, $10.6 million in EMEA (which excludes $2.1 million of stock-based compensation) and $0.6 million in Rest of World (which excludes $0.02 million of stock-based compensation). Segment cost of revenue and operating expenses for the six months ended June 30, 2016 includes restructuring charges of $5.8 million in North America (which excludes $2.6 million of stock-based compensation), $14.0 million in EMEA (which excludes $2.1 million of stock-based compensation) and $3.9 million in Rest of World (which excludes $0.02 million of stock-based compensation).

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Adjusted EBITDA, non-GAAP earnings attributable to common stockholders and non-GAAP earnings per share are non-GAAP performance measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP performance measure, "Net income (loss) from continuing operations" for the periods presented and the Company reconciles non-GAAP earnings per share to the most comparable U.S. GAAP performance measure, "Diluted net income (loss) per share," for the periods presented.

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, "Income (loss) from continuing operations."

	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
Income (loss) from continuing operations	$(15,267)	$(24,613)	$(32,552)	$(45,596)	$(51,731)
Adjustments:
Stock-based compensation (1)	38,467	35,432	32,691	27,976	35,244
Depreciation and amortization	31,372	35,635	33,763	34,797	34,290
Acquisition-related expense (benefit), net	505	1,064	557	3,464	850
Restructuring charges	—	24,146	5,422	12,444	16,085
Gains on business dispositions	—	(13,710)	—	—	(9,339)
Prepaid marketing write-off	—	6,690	—	—	—
Securities litigation expense	—	37,500	—	—	—
Non-operating expense (income), net	(2,941)	8,160	3,393	(3,486)	10,761
Provision (benefit) for income taxes	8,982	(53,970)	23,736	1,749	(2,199)
Total adjustments	76,385	80,947	99,562	76,944	85,692
Adjusted EBITDA	$61,118	$56,334	$67,010	$31,348	$33,961

(1)
Represents stock-based compensation recorded within cost of revenue, marketing expense, and selling, general and administrative expense. Non-operating expense (income), net, includes $0.02 million, $0.1 million, $0.2 million, $0.2 million and $0.2 million of additional stock-based compensation for the three months ended June 30, 2015, September 30, 2015, December 31, 2015, March 31, 2016 and June 30, 2016, respectively. Restructuring charges includes $2.6 million and $2.1 million of additional stock-based compensation for the three months ended March 31, 2016 and June 30, 3016, respectively.

The following is a reconciliation of net income (loss) attributable to common stockholders to non-GAAP net income (loss) attributable to common stockholders and a reconciliation of diluted net income (loss) per share to non-GAAP net income (loss) per share for the three and six months ended June 30, 2016:

	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
Net income (loss) attributable to common stockholders	$(54,904)	$(104,023)
Stock-based compensation (1)	35,392	63,600
Amortization of acquired intangible assets	4,581	9,235
Acquisition-related expense (benefit), net	850	4,314
Restructuring charges	16,085	28,529
Gains on business dispositions	(9,339)	(9,339)
Intercompany foreign currency losses (gains) and reclassifications of translation adjustments to earnings (2)	356	(5,114)
Loss from changes in fair value of investments	4,607	5,707
Non-cash interest expense on convertible senior notes	2,396	2,396
Income tax effect of above adjustments	(6,778)	(6,690)
Non-GAAP net income (loss) attributable to common stockholders	$(6,754)	$(11,385)

Diluted shares	576,903,004	579,827,341
Incremental diluted shares	—	—
Adjusted diluted shares	576,903,004	579,827,341

Diluted net income (loss) per share	$(0.10)	$(0.18)
Per share impact of adjustments and related tax effects	0.09	0.16
Non-GAAP net income (loss) per share	$(0.01)	$(0.02)

(1)	Excludes $2.1 and $4.7 million of stock-based compensation classified within restructuring charges for the three and six months ended June 30, 2016, respectively.

(2)
For the three and six months ended June 30, 2016, net cumulative translation gains of $1.8 million and $0.3 million were reclassified to earnings as a result of the Company's exit from certain countries as part of its restructuring plan.

The following is a reconciliation of the Company's annual outlook for Adjusted EBITDA to the Company's outlook for the most comparable U.S. GAAP performance measure, "Net income (loss)."

Year Ending December 31, 2016
Expected net income (loss) range	$(166,504) to $(143,504)
Expected adjustments:
Stock-based compensation	120,000
Depreciation and amortization	140,000
Acquisition-related expense (benefit), net	4,314
Restructuring charges	28,529
Gains on business dispositions	(9,339)
Non-operating expense (income), net	16,000
Provision (benefit) for income taxes	7,000 to 9,000
Total expected adjustments	306,504 to 308,504
Expected Adjusted EBITDA range	$140,000 to $165,000

The outlook provided above does not reflect the potential impact of any additional restructuring actions that we may decide to pursue, business acquisitions or dispositions, changes in the fair values of investments or contingent consideration, foreign currency gains or losses or other unsual or non-recurring items that may occur during the second half of 2016.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Foreign exchange rate neutral operating results are non-GAAP financial measures. The Company reconciles foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross billings," "Revenue" and "Income (loss) from continuing operations," respectively, for the periods presented. The Company reconciles "foreign exchange rate neutral Gross billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross billings growth" and "Revenue growth," respectively, for the periods presented.
The effect on the Company's gross billings, revenue and income (loss) from changes in exchange rates versus the U.S. Dollar for the three months ended June 30, 2016 was as follows:

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2016
	At Avg. Q2 2015 Rates (1)	Exchange Rate Effect (2)	As Reported	At Avg. Q1 2016 Rates (3)	Exchange Rate Effect (2)	As Reported
Gross billings	$1,504,332	$(11,450)	$1,492,882	$1,478,616	$14,266	$1,492,882
Revenue	759,676	(3,646)	756,030	749,993	6,037	756,030
Income (loss) from operations	$(42,956)	$(213)	$(43,169)	$(42,364)	$(805)	$(43,169)
The effect on the Company's gross billings, revenue and income (loss) from operations from changes in exchange rates versus the U.S. Dollar for the six months ended June 30, 2016 was as follows:

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2016
	At Avg. Q2 2015 YTD Rates (1)	Exchange Rate Effect (2)	As Reported	At Avg. Q4'15-Q1'16 Rates (3)	Exchange Rate Effect (2)	As Reported
Gross billings	$3,012,044	$(47,152)	$2,964,892	$2,957,600	$7,292	$2,964,892
Revenue	1,505,773	(17,772)	1,488,001	1,484,866	3,135	1,488,001
Income (loss) from operations	$(90,059)	$(443)	$(90,502)	$(88,811)	$(1,691)	$(90,502)

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and six months ended June 30, 2015.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior periods.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and six months ended March 31, 2016.

The following is a quarterly reconciliation of foreign exchange rate neutral Gross billings growth from the comparable quarterly periods of the prior year to reported Gross billings growth from the comparable quarterly periods of the prior year.

	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
EMEA Gross billings growth, excluding FX	9%	(1)%	(2)%	(12)%	(12)%
FX Effect	(19)	(14)	(11)	(3)	—
EMEA Gross billings growth	(10)%	(15)%	(13)%	(15)%	(12)%

Rest of World Gross billings growth, excluding FX	6%	—%	(7)%	(17)%	(21)%
FX Effect	(15)	(19)	(14)	(11)	(6)
Rest of World Gross billings growth	(9)%	(19)%	(21)%	(28)%	(27)%

Consolidated Gross billings growth, excluding FX	10%	6%	4%	(3)%	(2)%
FX Effect	(8)	(8)	(5)	(2)	—
Consolidated Gross billings growth	2%	(2)%	(1)%	(5)%	(2)%

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year.

	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
EMEA Revenue growth, excluding FX	9%	2%	3%	(10)%	(3)%
FX Effect	(19)	(15)	(12)	(3)	—
EMEA Revenue growth	(10)%	(13)%	(9)%	(13)%	(3)%

Rest of World Revenue growth, excluding FX	(4)%	(5)%	(8)%	(8)%	(14)%
FX Effect	(14)	(18)	(15)	(14)	(9)
Rest of World Revenue growth	(18)%	(23)%	(23)%	(22)%	(23)%

Consolidated Revenue growth, excluding FX	11%	7%	9%	(1)%	3%
FX Effect	(8)	(7)	(5)	(1)	(1)
Consolidated Revenue growth	3%	—%	4%	(2)%	2%

The effect on North America's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended June 30, 2016 was as follows:

	At Avg. Q2 2015 Rates (1)	Exchange Rate Effect (2)	June 30, 2016 As Reported	June 30, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$542,675	$(236)	$542,439	$499,378	8.6%	8.7%

Travel:
Third party	105,435	(47)	105,388	102,908	2.4%	2.5%
Total services	648,110	(283)	647,827	602,286	7.6%	7.6%

Goods:
Third party	9,520	(111)	9,409	8,778	7.2%	8.5%
Direct	309,018	—	309,018	285,192	8.4%	8.4%
Total	318,538	(111)	318,427	293,970	8.3%	8.4%

Total gross billings	$966,648	$(394)	$966,254	$896,256	7.8%	7.9%

The effect on EMEA's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended June 30, 2016 was as follows:

	At Avg. Q2 2015 Rates (1)	Exchange Rate Effect (2)	June 30, 2016 As Reported	June 30, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$166,913	$(1,623)	$165,290	$198,553	(16.8)%	(15.9)%

Travel:
Third party	52,166	714	52,880	59,544	(11.2)%	(12.4)%
Total services	219,079	(909)	218,170	258,097	(15.5)%	(15.1)%

Goods:
Third party	41,686	(210)	41,476	69,737	(40.5)%	(40.2)%
Direct	119,647	2,016	121,663	105,702	15.1%	13.2%
Total	161,333	1,806	163,139	175,439	(7.0)%	(8.0)%

Total gross billings	$380,412	$897	$381,309	$433,536	(12.0)%	(12.3)%

The effect on Rest of World's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended June 30, 2016 was as follows:

	At Avg. Q2 2015 Rates (1)	Exchange Rate Effect (2)	June 30, 2016 As Reported	June 30, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$90,610	$(6,029)	$84,581	$100,403	(15.8)%	(9.8)%

Travel:
Third party	24,840	(2,540)	22,300	31,263	(28.7)%	(20.5)%
Total services	115,450	(8,569)	106,881	131,666	(18.8)%	(12.3)%

Goods:
Third party	32,678	(1,460)	31,218	60,900	(48.7)%	(46.3)%
Direct	9,144	(1,924)	7,220	6,655	8.5%	37.4%
Total	41,822	(3,384)	38,438	67,555	(43.1)%	(38.1)%

Total gross billings	$157,272	$(11,953)	$145,319	$199,221	(27.1)%	(21.1)%

The effect on consolidated gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended June 30, 2016 was as follows:

	At Avg. Q2 2015 Rates (1)	Exchange Rate Effect (2)	June 30, 2016 As Reported	June 30, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$800,198	$(7,888)	$792,310	$798,334	(0.8)%	0.2%

Travel:
Third party	182,441	(1,873)	180,568	193,715	(6.8)%	(5.8)%
Total services	982,639	(9,761)	972,878	992,049	(1.9)%	(0.9)%

Goods:
Third party	83,884	(1,781)	82,103	139,415	(41.1)%	(39.8)%
Direct	437,809	92	437,901	397,549	10.2%	10.1%
Total	521,693	(1,689)	520,004	536,964	(3.2)%	(2.8)%

Total gross billings	$1,504,332	$(11,450)	$1,492,882	$1,529,013	(2.4)%	(1.6)%

(1)	Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended June 30, 2016.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

The following is a reconciliation of same country gross billings growth for the three months ended June 30, 2016 from the prior year period:

	June 30, 2016	June 30, 2015	Y/Y % Growth
Gross billings as reported	$1,492,882	$1,529,013	(2.4)%
Less: Gross billings from countries where Groupon no longer operates	—	(50,115)
Same country gross billings	$1,492,882	$1,478,898	0.9%

The following is a reconciliation of foreign exchange rate neutral same country revenue growth for our international operations for the three months ended June 30, 2016 from the prior year period:

	June 30, 2016	June 30, 2015	Y/Y % Growth
EMEA and Rest of World segment revenue as reported	$239,108	$257,113	(7.0)%
Less: Revenue from countries where Groupon no longer operates	—	(15,911)
Exchange rate effect (1)	3,536	—
EMEA and Rest of World segment revenue on a foreign exchange rate neutral same country basis	$242,644	$241,202	0.6%

(1)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)(11)
(financial data in thousands; active customers in millions)
(unaudited)

	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
Segments
North America Segment:
Gross Billings (1):
Local (2) Gross Billings	$499,378	$481,608	$531,154	$539,623	$542,439
Travel Gross Billings	102,908	101,801	89,389	103,390	105,388
Gross Billings - Services	602,286	583,409	620,543	643,013	647,827
Gross Billings - Goods	293,970	285,794	429,818	294,061	318,427
Total Gross Billings	$896,256	$869,203	$1,050,361	$937,074	$966,254
Year-over-year growth	12%	12%	11%	5%	8%
% Third Party and Other	68%	68%	60%	70%	68%
% Direct	32%	32%	40%	30%	32%
Gross Billings Trailing Twelve Months (TTM)	$3,513,098	$3,608,015	$3,709,797	$3,752,894	$3,822,892

Revenue (3):
Local Revenue	$172,461	$163,786	$184,201	$192,153	$184,139
Travel Revenue	21,958	21,394	18,390	20,914	21,401
Revenue - Services	194,419	185,180	202,591	213,067	205,540
Revenue - Goods	286,863	278,751	420,056	287,746	311,382
Total Revenue	$481,282	$463,931	$622,647	$500,813	$516,922
Year-over-year growth	14%	11%	13%	4%	7%
% Third Party and Other	41%	40%	33%	43%	40%
% Direct	59%	60%	67%	57%	60%
Revenue TTM	$1,930,632	$1,976,069	$2,047,742	$2,068,673	$2,104,313

Gross Profit (4):
Local Gross Profit	$147,574	$138,798	$159,745	$164,018	$158,812
% of North America Local Gross Billings	29.6%	28.8%	30.1%	30.4%	29.3%
Travel Gross Profit	18,385	17,644	15,207	15,712	16,334
% of North America Travel Gross Billings	17.9%	17.3%	17.0%	15.2%	15.5%
Gross Profit - Services	165,959	156,442	174,952	179,730	175,146
% of North America Services Gross Billings	27.6%	26.8%	28.2%	28.0%	27.0%
Gross Profit - Goods	30,598	34,801	44,329	36,213	42,028
% of North America Goods Gross Billings	10.4%	12.2%	10.3%	12.3%	13.2%
Total Gross Profit	$196,557	$191,243	$219,281	$215,943	$217,174
Year-over-year growth	9%	9%	12%	11%	10%
% Third Party and Other	85%	83%	81%	84%	82%
% Direct	15%	17%	19%	16%	18%
% of North America Total Gross Billings	21.9%	22.0%	20.9%	23.0%	22.5%

EMEA Segment:
Gross Billings:
Local Gross Billings	$198,553	$182,540	$197,445	$174,033	$165,290
Travel Gross Billings	59,544	64,916	59,836	57,201	52,880
Gross Billings - Services	258,097	247,456	257,281	231,234	218,170
Gross Billings - Goods	175,439	167,026	229,866	160,993	163,139
Total Gross Billings	$433,536	$414,482	$487,147	$392,227	$381,309
Year-over-year growth	(10)%	(15)%	(13)%	(15)%	(12)%
Year-over-year growth, excluding FX	9%	(1)%	(2)%	(12)%	(12)%
% Third Party and Other	76%	75%	70%	73%	68%
% Direct	24%	25%	30%	27%	32%
Gross Billings TTM	$1,942,689	$1,867,748	$1,794,354	$1,727,392	$1,675,165

Revenue:
Local Revenue	$75,543	$70,781	$73,225	$61,886	$60,616
Travel Revenue	13,100	13,561	11,681	11,178	10,709
Revenue - Services	88,643	84,342	84,906	73,064	71,325
Revenue - Goods	115,404	114,945	163,420	115,906	126,980
Total Revenue	$204,047	$199,287	$248,326	$188,970	$198,305
Year-over-year growth	(10)%	(13)%	(9)%	(13)%	(3)%
Year-over-year growth, excluding FX	9%	2%	3%	(10)%	(3)%
% Third Party and Other	48%	48%	41%	44%	39%
% Direct	52%	52%	59%	56%	61%
Revenue TTM	$922,814	$892,029	$867,880	$840,630	$834,888

	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
Gross Profit:
Local Gross Profit	$70,270	$66,288	$68,966	$58,263	$56,849
% of EMEA Local Gross Billings	35.4%	36.3%	34.9%	33.5%	34.4%
Travel Gross Profit	11,939	12,323	10,732	10,215	9,784
% of EMEA Travel Gross Billings	20.1%	19.0%	17.9%	17.9%	18.5%
Gross Profit - Services	82,209	78,611	79,698	68,478	66,633
% of EMEA Services Gross Billings	31.9%	31.8%	31.0%	29.6%	30.5%
Gross Profit - Goods	21,878	24,905	43,026	26,412	23,525
% of EMEA Goods Gross Billings	12.5%	14.9%	18.7%	16.4%	14.4%
Total Gross Profit	$104,087	$103,516	$122,724	$94,890	$90,158
Year-over-year growth	(26)%	(21)%	(14)%	(18)%	(13)%
% Third Party and Other	86%	86%	77%	82%	79%
% Direct	14%	14%	23%	18%	21%
% of EMEA Total Gross Billings	24.0%	25.0%	25.2%	24.2%	23.6%

Rest of World Segment:
Gross Billings:
Local Gross Billings	$100,403	$92,972	$83,430	$75,294	$84,581
Travel Gross Billings	31,263	30,709	25,369	23,928	22,300
Gross Billings - Services	131,666	123,681	108,799	99,222	106,881
Gross Billings - Goods	67,555	60,168	60,685	43,487	38,438
Total Gross Billings	$199,221	$183,849	$169,484	$142,709	$145,319
Year-over-year growth	(9)%	(19)%	(21)%	(28)%	(27)%
Year-over-year growth, excluding FX	6%	—%	(7)%	(17)%	(21)%
% Third Party and Other	97%	96%	95%	95%	95%
% Direct	3%	4%	5%	5%	5%
Gross Billings TTM	$840,243	$797,454	$751,389	$695,263	$641,361

Revenue:
Local Revenue	$28,499	$26,372	$22,229	$22,082	$22,461
Travel Revenue	6,363	6,135	5,098	5,049	4,321
Revenue - Services	34,862	32,507	27,327	27,131	26,782
Revenue - Goods	18,204	17,870	18,870	15,057	14,021
Total Revenue	$53,066	$50,377	$46,197	$42,188	$40,803
Year-over-year growth	(18)%	(23)%	(23)%	(22)%	(23)%
Year-over-year growth, excluding FX	(4)%	(5)%	(8)%	(8)%	(14)%
% Third Party and Other	87%	86%	82%	85%	82%
% Direct	13%	14%	18%	15%	18%
Revenue TTM	$232,802	$217,476	$203,894	$191,828	$179,565

Gross Profit:
Local Gross Profit	$24,567	$22,568	$18,889	$18,771	$18,739
% of Rest of World Local Gross Billings	24.5%	24.3%	22.6%	24.9%	22.2%
Travel Gross Profit	5,012	4,859	4,040	3,997	3,240
% of Rest of World Travel Gross Billings	16.0%	15.8%	15.9%	16.7%	14.5%
Gross Profit - Services	29,579	27,427	22,929	22,768	21,979
% of Rest of World Services Gross Billings	22.5%	22.2%	21.1%	22.9%	20.6%
Gross Profit - Goods	6,784	6,726	6,806	5,727	4,277
% of Rest of World Goods Gross Billings	10.0%	11.2%	11.2%	13.2%	11.1%
Total Gross Profit	$36,363	$34,153	$29,735	$28,495	$26,256
Year-over-year growth	(20)%	(28)%	(23)%	(24)%	(28)%
% Third Party and Other	99%	99%	99%	100%	99%
% Direct	1%	1%	1%	—%	1%
% of Rest of World Total Gross Billings	18.3%	18.6%	17.5%	20.0%	18.1%

Consolidated Results of Operations:
Gross Billings:
Local Gross Billings	$798,334	$757,120	$812,029	$788,950	$792,310
Travel Gross Billings	193,715	197,426	174,594	184,519	180,568
Gross Billings - Services	992,049	954,546	986,623	973,469	972,878
Gross Billings - Goods	536,964	512,988	720,369	498,541	520,004
Total Gross Billings	$1,529,013	$1,467,534	$1,706,992	$1,472,010	$1,492,882
Year-over-year growth	2%	(2)%	(1)%	(5)%	(2)%
Year-over-year growth, excluding FX	10%	6%	4%	(3)%	(2)%
% Third Party and Other	74%	74%	66%	73%	71%
% Direct	26%	26%	34%	27%	29%
Gross Billings TTM	$6,296,030	$6,273,217	$6,255,540	$6,175,549	$6,139,418
Year-over-year growth	6%	3%	—%	(1)%	(2)%

	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
Revenue:
Local Revenue	$276,503	$260,939	$279,655	$276,121	$267,216
Travel Revenue	41,421	41,090	35,169	37,141	36,431
Revenue - Services	317,924	302,029	314,824	313,262	303,647
Revenue - Goods	420,471	411,566	602,346	418,709	452,383
Total Revenue	$738,395	$713,595	$917,170	$731,971	$756,030
Year-over-year growth	3%	—%	4%	(2)%	2%
Year-over-year growth, excluding FX	11%	7%	9%	(1)%	3%
% Third Party and Other	46%	46%	38%	46%	42%
% Direct	54%	54%	62%	54%	58%
Revenue TTM	$3,086,248	$3,085,574	$3,119,516	$3,101,131	$3,118,766
Year-over-year growth	10%	5%	3%	1%	—%

Gross Profit:
Local Gross Profit	$242,411	$227,654	$247,600	$241,052	$234,400
% of Consolidated Local Gross Billings	30.4%	30.1%	30.5%	30.6%	29.6%
Travel Gross Profit	35,336	34,826	29,979	29,924	29,358
% of Consolidated Travel Gross Billings	18.2%	17.6%	17.2%	16.2%	16.3%
Gross Profit - Services	277,747	262,480	277,579	270,976	263,758
% of Consolidated Services Gross Billings	28.0%	27.5%	28.1%	27.8%	27.1%
Gross Profit - Goods	59,260	66,432	94,161	68,352	69,830
% of Consolidated Goods Gross Billings	11.0%	13.0%	13.1%	13.7%	13.4%
Total Gross Profit	$337,007	$328,912	$371,740	$339,328	$333,588
Year-over-year growth	(8)%	(7)%	(2)%	(2)%	(1)%
% Third Party and Other	87%	85%	81%	85%	82%
% Direct	13%	15%	19%	15%	18%
% of Total Consolidated Gross Billings	22.0%	22.4%	21.8%	23.1%	22.3%

Marketing	$57,007	$61,587	$83,208	$89,765	$91,993
Selling, general and administrative	$288,721	$326,248	$287,976	$280,988	$277,168
Income (loss) from continuing operations	$(15,267)	$(24,613)	$(32,552)	$(45,596)	$(51,731)
Adjusted EBITDA	$61,118	$56,334	$67,010	$31,348	$33,961
% of Total Consolidated Gross Billings	4.0%	3.8%	3.9%	2.1%	2.3%
% of Total Consolidated Revenue	8.3%	7.9%	7.3%	4.3%	4.5%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)(11)
(financial data in thousands; active customers in millions)
(unaudited)

Free cash flow is a non-GAAP financial measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities from continuing operations."

	Q2 2015 (10)	Q3 2015 (10)	Q4 2015 (10)	Q1 2016	Q2 2016

Net cash provided by (used in) operating activities from continuing operations	$13,325	$(7,640)	$250,455	$(76,725)	$(54,010)
Purchases of property and equipment and capitalized software from continuing operations	(22,452)	(27,735)	(15,507)	(19,952)	(16,395)
Free cash flow	$(9,127)	$(35,375)	$234,948	$(96,677)	$(70,405)

Net cash provided by (used in) operating activities from continuing operations (TTM)	$358,576	$325,971	$299,747	$179,415	$112,080
Purchases of property and equipment and capitalized software from continuing operations (TTM)	(79,501)	(88,598)	(83,988)	(85,646)	(79,589)
Free cash flow (TTM)	$279,075	$237,373	$215,759	$93,769	$32,491

Net cash provided by (used in) investing activities from continuing operations	$(28,541)	$(98,028)	$(31,238)	$(20,778)	$(18,853)
Net cash provided by (used in) financing activities	$(141,557)	$(14,793)	$(323,597)	$(78,015)	$169,225

Net cash provided by (used in) investing activities from continuing operations (TTM)	$(102,205)	$(181,187)	$(177,250)	$(178,585)	$(168,897)
Net cash provided by (used in) financing activities (TTM)	$(221,354)	$(216,683)	$(515,785)	$(557,962)	$(247,180)

Other Metrics:
Active Customers (6)
North America	24.9	25.2	25.9	26.9	27.9
EMEA	15.5	15.4	15.4	15.3	15.3
Rest of World	8.2	8.0	7.6	7.2	6.8
Total Active Customers	48.6	48.6	48.9	49.4	50.0

TTM Gross Billings / Average Active Customer (7)
North America	$148	$148	$149	$146	$145
EMEA	130	123	117	113	109
Rest of World	98	99	96	90	86
Consolidated	133	132	130	127	125

Global headcount as of June 30, 2016 and 2015 was as follows:

	Q2 2015	Q2 2016
Sales (8)	4,321	3,501
% North America	29%	34%
% EMEA	43%	43%
% Rest of World	28%	23%
Other	6,365	5,104
Total Headcount	10,686	8,605

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds..

(2)	Local represents deals from local merchants, deals with national merchants, and deals through local events. Other revenue transactions include advertising, payment processing and commission revenue.

(3)
Includes third party revenue, direct revenue and other revenue. Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of products for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue. Other revenue primarily consists of commission revenue, payment processing revenue and advertising revenue.

(4)	Represents third party revenue, direct revenue and other revenue reduced by cost of revenue.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.

(6)	Reflects the total number of unique user accounts who have purchased a voucher or product from us during the trailing twelve months.

(7)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(8)	Includes merchant sales representatives, as well as sales support from continuing operations.

(9)	Financial information and other metrics exclude Ticket Monster, which has been classified as discontinued operations. The Company sold a controlling stake in Ticket Monster in May 2015.

(10)
The Company adopted the guidance in ASU 2016-09 on January 1, 2016. ASU 2016-09 requires that all income tax-related cash flows resulting from share-based payments be reported as operating activities in the statement of cash flows. Previously, income tax benefits at settlement of an award were reported as a reduction to operating cash flows and an increase to financing cash flows to the extent that those benefits exceeded the income tax benefits reported in earnings during the award's vesting period. The Company has elected to apply that change in cash flow classification on a retrospective basis, which has resulted in adjustments to net cash provided by (used in) operating activities, net cash used in financing activities, and free cash flow for the three-month and trailing twelve-month periods ended June 30, 2015, September 30, 2015 and December 31, 2015.

(11)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.